PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT (the "Agreement"), dated November 10, 1997, is made and entered into by and between PORTACOM WIRELESS, INC., a Delaware corporation (the "Debtor") and VDC CORPORATION LTD., (the "Secured Party") under that certain Loan Agreement dated of even date herewith (as it may hereafter from time to time be restated, amended, modified or supplemented, the "Loan Agreement") by and between the Debtor and the Secured Party.

     WHEREAS, pursuant to the Loan Agreement, the Secured Party agreed to provide certain loans to Debtor; and

     WHEREAS, as security for such loans, and as required by the Loan Agreement, all of the warrants (whether now existing or hereafter acquired) held by Debtor to purchase common stock of Metromedia Asia Corporation ("MAC") shall be pledged to the Secured Party in accordance herewith.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     1. Defined Terms.

          (a) Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Loan Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in each applicable jurisdiction and as may be amended from time to time (the "Code").

          (b) "Pledged Collateral" shall mean and include the following: (i) the securities listed on Schedule A attached hereto and made a part hereof, and all rights and privileges pertaining thereto, including, without limitation, all securities and additional securities receivable in respect of or in exchange for such securities, all rights to subscribe for securities incident to or arising from ownership of such securities, all cash, interest, stock and other dividends or distributions paid or payable on such securities, and all books and records pertaining to the foregoing, including, without limitation, all stock record and transfer books, (ii) any and all other securities hereafter pledged to the Secured Party to secure the Secured Obligations (as hereinafter defined) of Debtor, and all rights and privileges pertaining thereto, including, without limitation, all securities and additional securities receivable in respect of or in exchange for such securities, all rights to subscribe for securities incident to or arising from ownership of such securities, all cash, interest, stock and other dividends or distributions paid or payable on such securities, and all books and records pertaining to the foregoing, including, without limitation, all stock record and stock transfer books and (iii) whatever is received when any of the foregoing is

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sold, exchanged or otherwise disposed of, including any proceeds as such term is defined in the Code.

          2. Grant of Security Interests.

               (a) Debtor, to secure on a first priority basis, the payment and performance of all of its indebtedness and other obligations of every nature it owes under the Loan Agreement, any and all Notes and all of the Other Documents (the "Secured Obligations"), hereby grants to the Secured Party a security interest in all of Debtor's now existing and hereafter acquired and/or arising right, title and interest in, to and under the Pledged Collateral, whether now or hereafter existing and wherever located.

               (b) Upon the execution and delivery of this Agreement, Debtor has delivered to and deposited with the Secured Party in pledge, stock and/or warrant certificates and any other instruments evidencing the Pledged Collateral, together with undated stock powers signed in blank by Debtor.

          3. Further Assurances.

               Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Secured Party, Debtor shall execute and deliver to the Secured Party all financing statements, continuation financing statements, termination statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the "Security Documents") which the Secured Party may reasonably request, in form reasonably satisfactory to the Secured Party, and take such other action which the Secured Party may request, to perfect and continue perfected and to create and maintain the first priority status of the Secured Party's security interest in (subject only to Permitted Liens) the Pledged Collateral and to fully consummate the transactions contemplated under the Loan Agreement, any and all Notes and this Agreement. Debtor hereby irrevocably makes, constitutes and appoints the Secured Party (and any of the Secured Party's officers or employees or agents designated by the Secured Party) as Debtor's true and lawful attorney with power to sign the name of Debtor on all or any of the Security Documents which the Secured Party reasonably determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Secured Party's security interest in the Pledged Collateral in the event Debtor fails to so execute such documents upon Secured Party's request. Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly paid in full and have terminated.

          4. Representations and Warranties.

               In addition to the representations and warranties of Debtor set forth in the Loan Agreement which are incorporated herein by reference, Debtor hereby represents and warrants to the Secured Party as follows:

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               (a) Debtor has, and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time Debtor acquires rights in such Pledged Collateral, will have), title to the Pledged Collateral, free and clear of all Liens.

               (b) Debtor owns warrants or other ownership interests of MAC as set forth in Schedule A hereto.

               (c) The warrants to purchase shares of common stock constituting the Pledged Collateral have been duly authorized and validly issued to Debtor (as set forth on Schedule A hereto), and constitute all of the warrants to purchase common stock of MAC owned by Debtor.

               (d) The security interests in the Pledged Collateral granted hereunder are valid, perfected and of first priority.

               (e) There are no restrictions upon the transfer of the Pledged Collateral and Debtor has the power and authority and right to transfer the Pledged Collateral free of any encumbrances and without obtaining the consent of any other person. It is acknowledged that a transfer of the Pledged Collateral by Secured Party following a foreclosure may require compliance with federal and state securities laws.

               (f) Debtor has all necessary power to execute, deliver and perform this Agreement and all necessary action to authorize the execution, delivery and performance of this Agreement has been properly taken.

               (g) There are no actions, suits, or proceedings pending or, to Debtor's best knowledge after due inquiry, threatened against or affecting Debtor with respect to the Pledged Collateral, at law or in equity or before or by any commission, board, bureau, agency, department or instrumentality, and Debtor is not in default with respect to any judgment, writ, injunction, decree, rule or regulation which would adversely affect Debtor's performance hereunder.

               (h) This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of Debtor, enforceable in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance or by general equitable principles.

               (i) Neither the execution and delivery by Debtor of this Agreement, nor the compliance with the terms and provisions hereof, will violate any provision of the articles or certificates of incorporation or similar organizational documents, bylaws or partnership agreement of Debtor or any law or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or arbitration tribunal or any governmental authority to which Debtor is subject or any provision of

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any material agreement, understanding or arrangement to which Debtor is a party or by which Debtor is bound.

               (j) Debtor's principal place of business and chief executive office is as set forth on the signature page hereto.

          5. General Covenants.

               In addition to any covenants and agreements of Debtor set forth in the Loan Agreement, the Notes and Other Documents, which are incorporated herein by this reference, Debtor hereby covenants and agrees as follows:

               (a) Debtor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; Debtor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by Debtor, unless such loss is the result of the gross negligence or willful misconduct of the Secured Party. Debtor shall notify the Secured Party in writing ten (10) days prior to any change in either the address and location of Debtor's chief executive office or the address and location of Debtor's principal place of business.

               (b) Debtor shall pay promptly when due all taxes, assessments, charges and obligations secured by encumbrances and liens now or hereafter imposed upon or affecting any of the Pledged Collateral, except as otherwise expressly permitted under the Loan Agreement.

               (c) Debtor shall appear in and defend any action or proceeding of which Debtor is aware which could reasonably be expected to affect Debtor's title to, or the Secured Party's interest in, the Pledged Collateral owned by Debtor and the proceeds thereof; provided, however, that Debtor may settle such actions or proceedings with respect to the Pledged Collateral Debtor owns with the consent of the Secured Party, which consent shall not be unreasonably withheld or delayed.

               (d) Debtor shall keep separate, accurate and complete records of the Pledged Collateral owned by Debtor, disclosing the Secured Party's security interest hereunder.

               (e) Debtor shall permit the Secured Party, its officers, employees and agents at reasonable times and on reasonable prior notice to inspect all books and records related to the Pledged Collateral.

               (f) During the term of this Agreement, Debtor shall not sell, assign, transfer, pledge, grant a security interest, place a lien on or otherwise dispose of the Pledged Collateral except as permitted under the Loan Agreement.

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          6. Other Rights With Respect to Pledged Collateral.

               In addition to the other rights with respect to the Pledged Collateral granted to the Secured Party hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Secured Party at its option and at the expense of Debtor, may (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Secured Party or any Affiliate of the Secured Party, on deposit or otherwise, belonging to Debtor, as the Secured Party, in its sole discretion, shall determine; and
(d) do anything which Debtor is required but fails to do hereunder. The proceeds of any collection, sale or other disposition of the Pledged Collateral of Debtor, or any part thereof, shall, after the Secured Party has made all deductions of expenses, including but not limited to reasonable attorneys' fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Secured Party's rights with respect to the Pledged Collateral in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable, in such manner and order as set forth in the Loan Agreement.

          7. Additional Remedies Upon Event of Default.

               Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Secured Party shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 6 above and under the Loan Agreement, the Notes and the Other Documents, the following rights and remedies:

               (a) The Secured Party may, after ten (10) days' advance notice to Debtor, sell, assign, give an option or options to purchase or otherwise dispose of the Pledged Collateral or any part thereof at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. Debtor agrees that ten (10) days' advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtor recognizes that the Secured Party may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for its own account for investment and not with a view to the distribution or resale thereof. Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale

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shall be deemed to have been made in a commercially reasonable manner. The
Secured Party shall be under no obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit Debtor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if Debtor would agree to do so.

               (b) The proceeds of any collection, sale or other disposition of the Pledged Collateral of Debtor, or any part thereof, shall, after the Secured Party has made all deductions of expenses, including but not limited to reasonable attorneys' fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Secured Party's rights with respect to the Pledged Collateral in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable, in such manner and order as set forth in the Loan Agreement.

          8. Secured Party's Duties.

               The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

          9. No Waiver; Cumulative Remedies.

               No failure to exercise, and no delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided under the Loan Agreement, the Note, and the Other Documents or by Law. Debtor waives any right to require the Secured Party to proceed against any other person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Secured Party's power.

          10. Assignment.

               All rights of the Secured Party under this Agreement shall inure to the benefit of its successors and assigns. All obligations of Debtor shall bind its successors and assigns; provided, however, Debtor may not assign or transfer any of its rights and obligations hereunder or any interest herein.

          11. Severability.

               Any provision of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.

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          12. Governing Law and Jurisdiction.

               This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware without regard to its conflicts of law principles, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the State of Delaware. The Debtor hereby irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania located within Philadelphia County or the United States District Court for the Eastern District of Pennsylvania for the resolution of all claims, disputes and controversies arising hereunder.

          13. Notices.

               Debtor agrees that all notices, statements, requests, demands and other communications under this Agreement shall be given to each of the parties at the address set forth below their names and the manner provided in Section 7 of the Loan Agreement.

          14. Specific Performance.

               Debtor acknowledges and agrees that, in addition to the other rights of the Secured Party hereunder and under the other Loan Documents, because the Secured Party's remedies at law for failure of Debtor to comply with the provisions hereof relating to the Secured Party's rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications Debtor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which Debtor has appointed the Secured Party its attorney-in-fact, and (v) to enforce the Secured Party's remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, Debtor agrees that each such provision hereof may be specifically enforced.

          15. Dividends; Voting Rights in Respect of the Pledged Collateral.

               So long as no Event of Default shall occur and be continuing under the Loan Agreement, Debtor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement, the Notes or Other Documents; provided, however, that Debtor will not exercise or will refrain from exercising any such right, as the case may be, if such action would be inconsistent with the covenants and obligations of Debtor under the Loan Agreement and the Other Documents or would have a material adverse effect on the value of any Pledged Collateral. So long as no Event of Default has occurred and is continuing, any lawful dividends paid in cash to Debtor in respect of the Pledged Collateral may be used or applied by Debtor for any purpose permitted by the Loan Agreement.

          16. Entire Agreement; Amendments.

               This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a

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security interest in the Pledged Collateral by Debtor. This Agreement may not be
amended or supplemented except by a writing signed by the Secured Party and Debtor.

          17. Counterparts.

               This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

          18. Descriptive Headings.

               The descriptive headings which are used in this Agreement are for the convenience of the parties only and shall not affect the meaning of any provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                 SECURED PARTY:

                                 VDC CORPORATION LTD.

                                         BY:      /s/Graham Ferguson Lacey
                                            ------------------------------------
                                         Graham Ferguson Lacey, President

                                 DEBTOR:

                                 PORTACOM WIRELESS, INC.

                                         BY:      /s/Douglas C. MacLellan
                                            ------------------------------------
                                         Douglas C. MacLellan,
                                         President and Chief Executive Officer


[SEAL]
                                 Principal Place of Business:

                                 10061 Talbert Avenue - Suite 200
                                 Fountain Valley, CA 92708

                                 Chief Executive Office:

                                 10061 Talbert Avenue - Suite 200
                                 Fountain Valley, CA 92708

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                                   SCHEDULE A

                                       TO

                                PLEDGE AGREEMENT

                        Description of Pledged Collateral


                                                 Type and
Debtor                                     Amount of Ownership
------                                     -------------------
PORTACOM WIRELESS, INC.             4,000,000 Warrants to Purchase Common
                                    Stock of Metromedia Asia Corporation

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